Exhibit 99.1
Ichor Announces CEO Succession Plan
Board to immediately launch CEO search process; Andreson to assist in CEO transition
FREMONT, CA., August 4, 2025 —Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced that Jeff Andreson and the Board of Directors have agreed to a CEO transition plan, and that the Board of Directors will promptly engage a search firm to identify a successor. Mr. Andreson will continue as CEO until his successor is named, and thereafter serve as Executive Advisor to the company through August of 2026, to assist with a seamless transition.
“Throughout my years at Ichor and since becoming CEO in 2020, we have witnessed a significant transformation of the company into a diversified leader in fluid delivery – as evidenced by our expanded product portfolio, broadened customer base, strengthened IP position, global manufacturing footprint, and market presence now established beyond the semiconductor industry,” said Mr. Andreson. “It has been my privilege to lead Ichor during this transformation, and for that I must thank our amazing employees, who delivered innovative products to our customers while making Ichor a great place to work. Over the next year, I look forward to working with our Board and incoming CEO, to ensure a smooth transition.”
“On behalf of the entire Board of Directors as well as Ichor’s past and present stakeholders and employees, I thank Jeff for his dedication to Ichor for the past eight years,” commented Iain MacKenzie, chairman of Ichor. “Jeff’s financial and operational acumen has been invaluable through the integration of five acquisitions and recapitalization of the company during a challenging business environment. We are grateful that we’ll continue to benefit from Jeff’s experience and perspective throughout this process. As the Board conducts its search for Jeff’s successor, we are focused on identifying a strong leader with a proven track record of operating successfully at scale while defining and executing strategies for growth.”

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA.
https://ir.ichorsystems.com/

Exhibit 99.1

Safe Harbor Statement
Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding the outcome and timing of our search for a permanent chief executive officer, future plans for Ichor, and expressions of confidence in Ichor’s future as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on our current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: risks associated with management transitions, including potential difficulties in implementing organizational changes, new strategies and tactics developed by a new management team, and possible disruptions in the event of further changes in the management team; retention efforts and relationships with external stakeholders due to the changes in our management team; challenges in attracting and retaining qualified personnel; geopolitical, economic and market conditions, including high inflation, changes to trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers (“OEMs”) for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the “Risk Factors” section of our Annual Report on Form 10 K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
IR@ichorsystems.com
Source: Ichor Holdings, Ltd.